Exhibit 99.1

Alarm.com Reports Second Quarter 2022 Results

-- Second quarter SaaS and license revenue increased 14.4% year-over-year to $129.5 million --
-- Second quarter total revenue increased 12.7% year-over-year to $212.8 million --
-- Second quarter GAAP net income attributable to common stockholders was $10.8 million, compared to $14.7 million for the second quarter of 2021 --
-- Second quarter non-GAAP adjusted EBITDA was $37.1 million, compared to $38.0 million for the second quarter of 2021 --

TYSONS, VA., August 9, 2022 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its second quarter ended June 30, 2022. Alarm.com also provided its financial outlook for SaaS and license revenue for the third quarter of 2022 and increased its revenue guidance for the full year of 2022.

“We’re pleased to report solid results for the second quarter,” said Steve Trundle, President and CEO of Alarm.com. “During the quarter, our service provider partners continued to drive adoption of Alarm.com’s technology as the market for connected property technology remained healthy.”

Second Quarter 2022 Financial Results as Compared to Second Quarter 2021

•SaaS and license revenue increased 14.4% to $129.5 million, compared to $113.2 million.
•Total revenue increased 12.7% to $212.8 million, compared to $188.9 million.
•GAAP net income attributable to common stockholders decreased to $10.8 million, or $0.21 per diluted share, compared to $14.7 million, or $0.28 per diluted share, primarily due to an increase in shipping costs and component costs for hardware due to the global supply chain challenges.
•Non-GAAP adjusted EBITDA(*) decreased to $37.1 million, compared to $38.0 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) decreased to $26.9 million, or $0.49 per diluted share, compared to $27.7 million or $0.54 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents decreased to $643.4 million as of June 30, 2022, compared to $710.6 million as of December 31, 2021, primarily due to the repurchase of 834,654 shares of Alarm.com common stock, approximately 1.7% of total outstanding shares, for $51.5 million during the six months ended June 30, 2022.
•For the quarter ended June 30, 2022, cash flows from operations was $26.2 million, compared to $24.1 million for the quarter ended June 30, 2021. For the quarter ended June 30, 2022, non-GAAP free cash flow(*) was $2.1 million, compared to $20.8 million for the quarter ended June 30, 2021. The decrease in non-GAAP free cash flow was primarily due to the $21.5 million purchase during the quarter ended June 30, 2022 of developable land in close proximity to our headquarters in Tysons, Virginia.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Launched Smart Arming for Smart Home Subscribers: Smart Arming provides intelligent, automatic system arming and disarming that dynamically adjusts based on activity in the home. Subscribers select periods when they want their system to monitor activity in their property and then either automatically arm or disarm the system. Intelligently automating the security system enhances customer security and drives further user engagement with Alarm.com’s smart home systems.

•Alarm.com’s Smart Thermostat HD Wins Industry Awards: The Electronic Security Expo’s 2022 Innovation Awards distinguished Alarm.com’s new Smart Thermostat HD for its ingenuity in advanced energy management and intelligent installation capabilities. It also won a Gold award from the HVAC industry’s Dealer Design Awards for innovations that streamline and help ensure accurate installations, including Smart System Configuration, Display Synchronization, and automatic wire detection.

•Former FBI Active Shooter Expert Joins Shooter Detection Systems (SDS) Advisory Board: Former FBI Special Agent Jin Kim is a 23-year veteran of the FBI’s New York division. He served as the Active Shooter Coordinator in the FBI's Crisis Management Unit and was the FBI's leading authority on active shooter matters. Mr. Kim will advise and support SDS to raise awareness for gunshot detection technology and how it can increase situational awareness and help alert employees and the public against active shooter threats.

•EnergyHub Enhances Electric Vehicle (EV) Solution: EnergyHub EV now provides a more personalized, customer-friendly, and scalable EV charging management solution. EnergyHub EV delivers improved grid efficiency and reliability via optimized charging, which enables grid services like load shifting and renewables matching. By leveraging telematics data from more electric vehicle manufacturers and charging station manufacturers than any other solution on the market and a proprietary EV data management system, EnergyHub is able to intelligently optimize vehicle charging to deliver value to drivers, utilities and manufacturers.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the third quarter of 2022 and increasing its revenue guidance for the full year of 2022 based upon current management expectations.

For the third quarter of 2022:

•SaaS and license revenue is expected to be in the range of $130.9 million to $131.1 million.

For the full year of 2022:

•SaaS and license revenue is expected to be in the range of $518.5 million to $519.0 million.
•Total revenue is expected to be in the range of $828.5 million to $859.0 million, which includes anticipated hardware and other revenue in the range of $310.0 million to $340.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $149.0 million to $150.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $104.3 million to $105.0 million, based on an estimated tax rate of 21.0%.
•Based on an expected 55.1 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $1.89 to $1.91 per diluted share.

The guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its second quarter 2022 financial results and its outlook for the third quarter and full year of 2022. A live audio webcast is scheduled to begin at 4:30 p.m. ET on August 9, 2022. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BId0a8045df6e5491ab63c703283034781. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA and adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Amortization of debt discount and debt issuance costs: We record amortization of debt issuance costs and previously recorded amortization of debt discount related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, as interest expense. We exclude amortization of debt issuance costs and debt discount from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Interest expense: We record interest expense primarily related to our 2026 Notes and previously recorded interest expense related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs and debt discount related to the 2026 Notes as discussed above.

Interest income and certain activity within other income / (expense), net: We exclude interest income as well as certain activity within other income / (expense), net including gains, losses or impairments on investments and other assets as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for / (benefit from) income taxes: We exclude the impact related to our provision for / (benefit from) income taxes from our adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, and the Company’s guidance for the third quarter and full year of 2022 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s actual operating results and business operations may be negatively impacted by the anticipated impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, such as the COVID-19 pandemic, and geopolitical upheaval, such as Russia’s incursion into Ukraine (collectively Macroeconomic Conditions). Macroeconomic Conditions and their economic effects may reduce demand, the reliability of the Company’s network operations centers, the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees, consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the Company's dependence on its suppliers, the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price, the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 5, 2022 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended June 30, 2022. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
SaaS and license revenue	$129,475	$113,186	$252,700	$220,569
Hardware and other revenue	83,370	75,671	165,582	140,786
Total revenue	212,845	188,857	418,282	361,355
Cost of revenue(1):
Cost of SaaS and license revenue	18,688	17,201	35,582	32,357
Cost of hardware and other revenue	68,648	60,166	141,841	110,772
Total cost of revenue	87,336	77,367	177,423	143,129
Operating expenses:
Sales and marketing	22,933	20,529	46,125	39,528
General and administrative	29,309	23,268	53,303	46,150
Research and development	54,156	43,491	105,646	85,958
Amortization and depreciation	7,775	7,477	15,536	14,862
Total operating expenses	114,173	94,765	220,610	186,498
Operating income	11,336	16,725	20,249	31,728
Interest expense	(785)	(4,154)	(1,569)	(7,522)
Interest income	1,016	149	1,159	306
Other income / (expense), net	105	32	118	(123)
Income before income taxes	11,672	12,752	19,957	24,389
Provision for / (benefit from) income taxes	844	(1,738)	226	(4,651)
Net income	10,828	14,490	19,731	29,040
Net loss attributable to redeemable noncontrolling interest	14	255	190	535
Net income attributable to common stockholders	$10,842	$14,745	$19,921	$29,575

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.22	$0.30	$0.40	$0.60
Diluted	$0.21	$0.28	$0.38	$0.57
Weighted average common shares outstanding:
Basic	49,931,689	49,808,969	50,068,176	49,686,110
Diluted	54,757,020	51,754,392	55,054,970	51,789,943
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense included in operating expenses:	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Sales and marketing	$1,440	$1,235	$2,498	$2,043
General and administrative	3,947	3,163	7,182	5,243
Research and development	7,402	5,658	15,219	10,658
Total stock-based compensation expense	$12,789	$10,056	$24,899	$17,944

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$643,380	$710,621
Accounts receivable, net of allowance for credit losses of $2,508 and $2,168, and net of allowance for product returns of $1,231 and $1,181 as of June 30, 2022 and December 31, 2021, respectively	108,256	105,548
Inventory	108,321	75,276
Other current assets, net of allowance for credit losses of $1 and $2 as of June 30, 2022 and December 31, 2021, respectively	26,038	26,175
Total current assets	885,995	917,620
Property and equipment, net	60,680	41,713
Intangible assets, net	82,264	91,406
Goodwill	112,901	112,901
Deferred tax assets	51,638	13,547
Operating lease right-of-use assets	31,850	30,479
Other assets, net of allowance for credit losses of $1 and $78 as of June 30, 2022 and December 31, 2021, respectively	30,213	24,349
Total assets	$1,255,541	$1,232,015
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$100,983	$89,816
Accrued compensation	21,655	23,495
Deferred revenue	6,959	5,697
Operating lease liabilities	11,789	10,331
Total current liabilities	141,386	129,339
Deferred revenue	10,282	9,140
Convertible senior notes, net	488,804	425,345
Operating lease liabilities	31,612	32,591
Other liabilities	6,047	9,545
Total liabilities	678,131	605,960
Redeemable noncontrolling interest	16,127	12,888
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 50,697,378 and 50,406,606 shares issued; and 49,715,571 and 50,259,453 shares outstanding as of June 30, 2022 and December 31, 2021, respectively	507	504
Additional paid-in capital	468,698	498,979
Treasury stock, at cost; 981,807 and 147,153 shares as of June 30, 2022 and December 31, 2021, respectively	(56,648)	(5,149)
Retained earnings	148,726	118,833
Total stockholders’ equity	561,283	613,167
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,255,541	$1,232,015

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
Cash flows from operating activities:	2022	2021
Net income	$19,731	$29,040
Adjustments to reconcile net income to net cash from operating activities:
Provision for credit losses on accounts receivable	547	150
Reserve for product returns	1,715	1,129
Recovery of credit losses on notes receivable	(78)	(11)
Amortization on patents and tooling	701	603
Amortization and depreciation	15,536	14,862
Amortization of debt discount and debt issuance costs	1,560	7,399
Amortization of operating leases	5,065	4,695
Deferred income taxes	(22,734)	(7,143)
Stock-based compensation	24,899	17,944
Gain on investment	(140)	—
Loss on early extinguishment of debt	—	185
Changes in operating assets and liabilities:
Accounts receivable	(4,970)	(10,565)
Inventory	(33,045)	(15,330)
Other current and non-current assets	(2,485)	(8,131)
Accounts payable, accrued expenses and other current liabilities	10,046	13,403
Deferred revenue	2,404	2,490
Operating lease liabilities	(6,100)	(5,677)
Other liabilities	(394)	265
Cash flows from operating activities	12,258	45,308
Cash flows used in investing activities:
Additions to property and equipment	(26,302)	(7,381)
Issuances of notes receivable	(3,000)	—
Receipt of payments on notes receivable	32	5
Purchase of investment in unconsolidated entity	—	(5,000)
Proceeds from investment	140	—
Cash flows used in investing activities	(29,130)	(12,376)
Cash flows (used in) / from financing activities:
Repayments of credit facility	—	(110,000)
Proceeds from issuance of convertible senior notes	—	500,000
Payments of debt issuance costs	—	(15,698)
Payments of deferred consideration for business acquisitions	—	(878)
Purchases of treasury stock	(51,499)	—
Issuances of common stock from equity-based plans	1,663	2,867
Cash flows (used in) / from financing activities	(49,836)	376,291
Net (decrease) / increase in cash, cash equivalents and restricted cash	(66,708)	409,223
Cash, cash equivalents and restricted cash at beginning of the period	710,621	253,459
Cash, cash equivalents and restricted cash at end of the period	$643,913	$662,682

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$643,380	$662,682
Restricted cash included in other assets	533	—
Total cash, cash equivalents and restricted cash	$643,913	$662,682

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted EBITDA:
Net income	$10,828	$14,490	$19,731	$29,040
Adjustments:
Interest expense, interest income and certain activity within other income / (expense), net	(371)	3,973	257	7,339
Provision for / (benefit from) income taxes	844	(1,738)	226	(4,651)
Amortization and depreciation expense	7,775	7,477	15,536	14,862
Stock-based compensation expense	12,789	10,056	24,899	17,944
Acquisition-related expense	—	—	—	29
Litigation expense	5,270	3,748	6,405	9,049
Total adjustments	26,307	23,516	47,323	44,572
Adjusted EBITDA	$37,135	$38,006	$67,054	$73,612

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted net income:
Net income, as reported	$10,828	$14,490	$19,731	$29,040
Provision for / (benefit from) income taxes	844	(1,738)	226	(4,651)
Income before income taxes	11,672	12,752	19,957	24,389
Adjustments:
Less: interest income and certain activity within other income / (expense), net	(1,156)	(181)	(1,312)	(183)
Amortization expense	4,635	4,329	9,277	8,658
Amortization of debt discount and debt issuance costs	780	4,150	1,560	7,394
Stock-based compensation expense	12,789	10,056	24,899	17,944
Acquisition-related expense	—	—	—	29
Litigation expense	5,270	3,748	6,405	9,049
Non-GAAP adjusted income before income taxes	33,990	34,854	60,786	67,280
Income taxes [1]	(7,138)	(7,320)	(12,765)	(14,129)
Non-GAAP adjusted net income	$26,852	$27,534	$48,021	$53,151

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2022 and 2021. The 21.0% effective tax rate for each of the three and six months ended June 30, 2022 and 2021 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$10,842	$14,745	$19,921	$29,575
Provision for / (benefit from) income taxes	844	(1,738)	226	(4,651)
Income attributable to common stockholders before income taxes	11,686	13,007	20,147	24,924
Adjustments:
Less: interest income and certain activity within other income / (expense), net	(1,156)	(181)	(1,312)	(183)
Amortization expense	4,635	4,329	9,277	8,658
Amortization of debt discount and debt issuance costs	780	4,150	1,560	7,394
Stock-based compensation expense	12,789	10,056	24,899	17,944
Acquisition-related expense	—	—	—	29
Litigation expense	5,270	3,748	6,405	9,049
Non-GAAP adjusted income attributable to common stockholders before income taxes	34,004	35,109	60,976	67,815
Income taxes [1]	(7,141)	(7,373)	(12,805)	(14,241)
Non-GAAP adjusted net income attributable to common stockholders	$26,863	$27,736	$48,171	$53,574

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.22	$0.30	$0.40	$0.60
Provision for / (benefit from) income taxes	0.02	(0.03)	—	(0.09)
Income attributable to common stockholders before income taxes	0.24	0.27	0.40	0.51
Adjustments:
Less: interest income and certain activity within other income / (expense), net	(0.03)	—	(0.03)	—
Amortization expense	0.09	0.08	0.19	0.17
Amortization of debt discount and debt issuance costs	0.02	0.08	0.03	0.15
Stock-based compensation expense	0.26	0.20	0.50	0.36
Acquisition-related expense	—	—	—	—
Litigation expense	0.11	0.08	0.13	0.18
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.69	0.71	1.22	1.37
Income taxes [1]	(0.15)	(0.15)	(0.26)	(0.29)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.54	$0.56	$0.96	$1.08

Non-GAAP adjusted net income attributable to common stockholders per share - diluted	$0.49	$0.54	$0.87	$1.03

Weighted average common shares outstanding:
Basic, as reported	49,931,689	49,808,969	50,068,176	49,686,110
Diluted, as reported	54,757,020	51,754,392	55,054,970	51,789,943

1 Income taxes are calculated using a rate of 21.0% for each of the three and six months ended June 30, 2022 and 2021. The 21.0% effective tax rate for each of the three and six months ended June 30, 2022 and 2021 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Non-GAAP free cash flow:
Cash flows from operating activities	$26,219	$24,076	$12,258	$45,308
Additions to property and equipment	(24,131)	(3,312)	(26,302)	(7,381)
Non-GAAP free cash flow	$2,088	$20,764	$(14,044)	$37,927